Exhibit 5
A PROFESSIONAL CORPORATION
1900 MARKET STREET PHILADELPHIA, PA 19103-3508 215.665.2000 800.523.2900 215.665.2013 FAX www.cozen.com
July 2, 2010
Board of Directors
Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110
Re: Converted Organics Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is being furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Converted Organics Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of (i) one or more series of debt securities of the Company (the “Debt Securities”), which may be either senior securities or subordinated securities and which may be convertible into or exchangeable for shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); (ii) shares of Common Stock; (iii) shares of Company preferred stock, $0.001 par value per share (the “Preferred Stock”); (iv) warrants to purchase Common Stock, Debt Securities, or Preferred Stock (the “Warrants”); and (iv) units comprised of any of Common Stock, Debt Securities, Preferred Stock or Warrants (the “Units”). The Debt Securities, the Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to herein as the “Securities.” If required by applicable law, the Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”).
     In connection with this opinion letter, we have examined the Registration Statement, the proposed form of the Indenture relating to the Debt Securities, originals, or copies certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, and any amendments thereto, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
     In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies or telecopies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
     We have also assumed for purposes of our opinion that the Indenture, if applicable, will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the

Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
     Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:
     1. When the issuance and the terms of the sale of the shares of Common Stock or Preferred Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation and bylaws, as amended, and such shares have been duly issued and delivered against payment of the purchase price therefor determined by the board of directors in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting, or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if the Common Stock or Preferred Stock is issued upon the conversion, exchange or exercise of Preferred Stock, Debt Securities, Warrants or Units, when such shares of Common Stock or Preferred Stock have been duly issued and delivered as contemplated by the terms of the applicable Preferred Stock designation, Indenture, Warrant or Unit, the shares of Common Stock or Preferred Stock will be validly issued, fully paid and nonassessable.
     2. When the issuance and the terms of the sale of the Debt Securities have been duly authorized by the board of directors of the Company, and duly established in conformity with the applicable Indenture, if such Indenture is required by law, so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and the Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting, or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and in the manner provided for in the applicable Indenture against payment of the purchase price therefor, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.
     3. When the issuance and the terms of the sale of the Warrants or Units have been duly authorized by the board of directors of the Company, the terms of the Warrants or Units and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property and the Warrants or Units have been duly executed and countersigned and issued and sold in accordance with the applicable definitive purchase, underwriting, or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement against payment of the purchase price therefor, the Warrants or Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Stock, Preferred Stock, Debt Securities, Warrants or Units offered thereby and such Common Stock, Preferred Stock, Debt Securities, Warrants or Units will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting, or similar agreement with respect to such Common Stock, Preferred Stock, Debt Securities, Warrants or Units (if applicable) will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the Common Stock, Preferred Stock, Debt Securities, Warrants or Units will have been duly authorized by all necessary corporate action by the Company and the Indenture, any applicable supplemental indenture thereto, and any other agreement pursuant to which such Securities may be issued will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock or Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock or Preferred Stock pursuant to the Registration Statement.
     The opinions expressed herein are subject to limitations arising out of bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, any Warrants or any Units or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.
     This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.
Very truly yours,
/s/ Cozen O’Connor
Cozen O’Connor

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